LIFE INSURANCE APPLICATION -- PART I (LUC-141 6/06)

Symetra Life Insurance Company
777 108th Avenue NE, Suite 1200, Bellevue, WA 98004-5135
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General Information
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Life Insurance for:   First		MI		Last				Soc. Sec. No.

[] Male    []  Female
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Street/PO Box			City			State			Zip

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Phone Number - Day Time			Phone Number - Evening				Email Address

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Is this part of a Purchase Group? [] Yes [] No     If Yes, Purchase Group number and/or name and relationship of
						   group members:




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Occupation				Annual Income					State of Birth

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Height			Weight		Driver's License #			Date of Birth

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Has the proposed insured used nicotine products of any kind in the past 12 months?	[]  Yes	[]  No
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OWNER INFORMATION
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1. Owner		Name				Soc. Sec./Tax ID:			Percent
(if other
than 			-----------------------------------------------------------------------------------------
proposed 		Street/PO Box			City			State		Zip
insured)
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2. Joint Owner		Name				Soc. Sec./Tax ID:			Percent
(if other
than 			-----------------------------------------------------------------------------------------
proposed 		Street/PO Box			City			State		Zip
insured)
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3.Joint Owner		Name				Soc. Sec./Tax ID:			Percent
(if other
than 			-----------------------------------------------------------------------------------------
proposed 		Street/PO Box			City			State		Zip
insured)
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For additional owners, please add the owner's name, address, social security or tax ID number and percentage owned in the Remarks section on page 2 of this application. All listed owners should sign the application in the authorization section at the bottom of page 3.

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BENEFICIARY INFORMATION									(P-Primary, C-Contingent)
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Name						Relationship				     %	     P      C
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Any living children born of this marriage or legally adopted to share equally.
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Plan

Plan Choice:							Benefits/Riders:

[]	Variable Life:   	Complete
			-------------------------------		[] Other Benefits/Riders as available:

[]	Other
                        -------------------------------            -----------------------------------------------
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LUC-141 6/06	Page 1 of 4
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Other Coverage/Replacement
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Does the proposed insured have any life insurance policies with this or any other company?  (in force
or applied for)   If yes, provide total amount of life insurance coverage: $____________________	Yes[] No[]

Will any of these policies be terminated as result of this application? If yes, provide the total
amount of coverage being terminated: $____________________						   []   []
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Does owner/applicant have any other life insurance policies or annuity contracts with this or any other
company?   (in force or applied for)									Yes[] No[]
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To the best of the owner/applicant's knowledge, will the policy applied for replace any existing life
insurance policy or annuity, or will any part of the premium to be paid by policy loan or cash value    Yes[] No[]
on insurance presently in force?  (if yes, attach state replacement disclosure)
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Will new policy have surrender charges?									Yes[] No[]

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				Information for Owner/Applicant Policies
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Company			Face	  Annual     Policy Type
			Amount	  Premium
									A	-	B	=	C
								--------------------------------------------------
								  Cash Value 	   Surrender          If 1035
								 (if replacing)	   Charge	      Exchange,
										   (if replacing)    Estimated
													Amount
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Agent
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Does the owner/applicant have any existing life insurance policies or annuity contracts with this or any
other company? (in force or applied for)								Yes[] No[]
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To the best of your knowledge, will this insurance replace or change any of the owner/applicant's
existing life insurance or annuity contracts?								Yes[] No[]
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If replacing, how does this policy better serve the owner/applicant's needs?

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Premium Plan
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Premium Plan
Initial Premium: $_________________________   []  Non Sec. 1035 Exchange   []  Sec. 1035 Exchange

              From		Through	   	 Non Sec. 1035 Premium		Sec. 1035
          Policy Year	      Policy Year	   Amount Per Year	       Exchange Amount
 	     1 		 	1 		      $    			  $
	---------------       -----------        ----------------------        ---------------
 						      $
	---------------       -----------        ----------------------        ---------------
 						      $
	---------------       -----------        ----------------------        ---------------
 						      $
	---------------       -----------        ----------------------        ---------------
 						      $
	---------------       -----------        ----------------------        ---------------
 						      $
	---------------       -----------        ----------------------        ---------------
 						      $
	---------------       -----------        ----------------------        ---------------
 						      $
	---------------       -----------        ----------------------        ---------------
 						      $
	---------------       -----------        ----------------------        ---------------
 						      $
	---------------       -----------        ----------------------        ---------------

If any additional premium plan lines are needed, please use a separate page or put in the Remarks Section. Please do not remit any payment with application.  Your agent will contact you to arrange payment when your application is approved. Life insurance coverage will begin on the Policy Date as shown on your policy.
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Remarks:




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LUC-141 6/06	Page 2 of 4
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AUTHORIZATION TO RELEASE PERSONAL INFORMATION
I hereby authorize and request any medical care provider, pharmacy, pharmacy benefits manager, individual employer, insurance company, reinsuring company, medical examiner, consumer reporting agency, or other person or organization, and MIB, Inc.,to disclose any and all medical information, non-medical information, employment information, and insurance information they hold concerning me, to the employees, agents, or attorneys of Symetra Life Insurance Company.
This disclosure authorization will permit employees, agents or reinsurers of Symetra Life Insurance Company to view, copy, be furnished copies, share, or be given details of all such information described above including, but not limited to, mental and physical condition, evaluation, diagnoses, treatment, prognoses, prescription records, and/or toxicology results; specifically to include drug use, alcohol use, mental illness, psychiatric treatment or diagnosis, testing and/or treatment of HIV (AIDS virus) and/or other sexually- transmitted diseases. Symetra Life Insurance Company obtain medical information only in connection with specific products or claims. Symetra Life Insurance Company will not use or share personally identifiable medical information for any purpose other than the underwriting or administration of your policy, claim or account. I understand that the information obtained pursuant to this Authorization will be used for the purpose of verifying, evaluating, negotiating, and other pertinent legal uses, with respect to my application for insurance, or claim under a policy of insurance. This authorization will expire at the end of the contestability period of any insurance policy issued in reliance on the records obtained through this authorization or twenty-four (24) months after the date of signing this authorization. The individual signing this authorization has the right to revoke an authorization in writing, except to the extent that action has been taken in reliance on the authorization, or during a contestability period. A written statement revoking this authorization delivered to Symetra Life Insurance Company at their usual business addresses will revoke this authorization. Any copy of this authorization shall have the same authority as the original. I also understand that I have a right to receive a copy of this authorization upon request.
I, the Owner, certify under the penalties of perjury that (1) the number shown in Applicant Info section is my correct taxpayer identification number, and (2) I am not subject to backup withholding.

I (we) agree that all statements and answers recorded on this application are true and complete to the best of my/our knowledge and shall form a part of any policy issued.

Any person who, with intent to defraud or knowing he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud, excluding residents of Connecticut, Nebraska, and N. Carolina.

I UNDERSTAND THAT UNDER THE LIFE INSURANCE POLICY APPLIED FOR: (A) THE AMOUNT AND THE DURATION OF THE DEATH BENEFIT
MAY VARY UNDER SPECIFIED CONDITIONS; (B) POLICY VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT
EXPERIENCE OF INVESTMENT OPTIONS ON A SEPARATE ACCOUNT; (C) THE AMOUNT PAYABLE AT THE FINAL POLICY DATE IS NOT
GUARANTEED BUT IS DEPENDENT ON THE POLICY VALUE; AND, (D) THIS POLICY MEETS MY INVESTMENT OBJECTIVES AND ANTICIPATED
FINANCIAL NEEDS.

I (We) hereby acknowledge receipt of the current Prospectus  []

Signed this_____________________________________, at __________________________________, State of _______________
                      Date	                                  City	                               State


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    Printed Name of Proposed Insured				Print Name of Writing or Authorized Agent



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Signature of Proposed Insured (Age 15 or older)			Signature of Writing or Authorized Agent

----------------------------------------      		---------------------------  -------------------------------
Signature of Applicant/Owner * if other 		        Agent Phone		     Agent Email
than Proposed Insured


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Signature of Applicant/Joint Owner *if other 		                  Agent Stat Number
than Proposed Insured

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Signature Applicant/Joint Owner *if other 				         Rep ID
then Proposed Insured


[Branch Name  	 Branch #_______________ 7-Digit Cost Center______________ Rep ID #____________________]

* If applicant is corporation/partnership, a corporate officer/partner other than proposed insured must sign.
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LUC-141 6/06	Page 3 of 4
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					NOTICE OF INSURANCE INFORMATION PRACTICES
MIB, Inc. (Medical Information Bureau, MIB) - MIB, Inc. is a nonprofit corporation which operates an information exchange on behalf of its member life insurance companies. We are a member. The purpose of the MIB is to protect its member companies and their policyowners from those who would conceal significant facts relevant to their eligibility for insurance. The information we obtain from MIB may alert us to the possible need for further investigation. We rarely use it to make a final underwriting decision, but if we do, we will notify you in writing. As a member company, we will ask the MIB if it has a record about you. If you previously applied to a member company, MIB may have information about you in its file. We will treat information about you as confidential. Symetra Life or their reinsurers may, however, make a brief report to the MIB. This report is transmitted in a coded form, in order to maintain confidentiality, and only authorized underwriting and claims personnel have access to the code. If you later apply to another MIB member company for life or health insurance, or you submit a claim to a member company, MIB, upon request, will supply the member company with the information it may have about you in its file. At your request the MIB will arrange disclosure of any information it may have about you in its file. If you question the accuracy of information on file, you may contact the MIB and seek a correction, following the procedures set forth in the Federal Fair Credit Reporting Act. The address of the information office of MIB, Inc. is P.O. Box 105, Essex Station, Boston, Massachusetts 02112, telephone number
(866) 692-6901.

Investigative Consumer Report - As a part of our underwriting procedure, we may request an investigative consumer report from a consumer reporting agency. A consumer report confirms and supplements the information on your application about your employment, residence, finances, nicotine use, marital status, occupation, hazardous avocations and general health. This report may also include information concerning your general reputation, personal characteristics and mode of living except as may be related directly or indirectly to your sexual orientation, including drug and alcohol use, motor vehicle driving record and any criminal activity. This information may be obtained through personal interviews with you, your family, friends, neighbors and business associates. If a report is required, you may request to be personally interviewed. If you wish to be personally interviewed, request this in the Remarks section on the reverse side of this application and we will notify the consumer reporting agency.
The information contained in the report may be retained by the consumer reporting agency and later disclosed to other companies to the extent permitted by the Fair Credit Reporting Act. We hold investigative consumer reports in strict confidence, and we use them only to evaluate your application on a fair and equitable basis. You have a right to inspect and obtain a copy of this report from the consumer reporting agency. Such a report rarely has an adverse effect on an individual's eligibility for insurance. If it should, however, we will notify you in writing, and identify the reporting agency. You or your authorized representative, are entitled to a copy of this Notice.

Disclosure to Others - Personal information we obtain about you during the underwriting process is confidential, and we will not disclose it to other persons or organizations without your written authorization, except to the extent necessary for the conduct of our business. Examples of situations where we may share information about you follow:
1.    The agent may retain a copy of your application. If reinsurance is required, the reinsurance company will have access to our application file. We give the consumer reporting agency enough identity information about you so that it may initiate a consumer report investigation.
2.    We may release information to another life insurance company to whom you have applied for life or health insurance, or to whom you have submitted a claim for benefits, if you have authorized that company to obtain such information, and it submits your authorization to us with its request for information.
3.    As stated earlier, we may report information to the Medical Information Bureau.
4.    We may release information to persons or organizations conducting bona fide actuarial or scientific research studies, audits or evaluations, or to our affiliates who may wish to market products or services.
5.    We will disclose information to government regulatory officials, law enforcement authorities, and others where required by law.

Access and Correction - In general, you have a right to learn the nature and substance of any personal information about you in our file, upon your written request. Whenever we make an adverse underwriting decision, we will notify you of the reasons for the decision and the source of the information on which we based our decision. We will give medical record information, however, only to a licensed physician of your choice or yourself. Please refer to the section on MIB, Inc., for that organization's disclosure procedure. There are procedures by which you can obtain access to personal information about you appearing in our policy files, including information contained in investigative consumer reports.
We have also established procedures by which you may request correction, amendment or deletion of any information in our files which you believe to be inaccurate or irrelevant. A description of these procedures will also be sent to you upon request. If you feel that any information we have is inaccurate or incomplete, please write to the Individual
New Business Department of Symetra Life, P.O. Box 84068, Seattle, WA 98124-9918. Your comments will be carefully considered and corrections made where justified.

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LUC-141 6/06	Page 4 of 4